Exhibit 99.1
Alliance For Community Health LLC
d/b/a
Mercy CarePlus
Financial Statements
with
Independent Auditors’ Report
December 31, 2006

1050 N. LINDBERGH BOULEVARD ST. LOUIS, MO 63132 PH 314.983.1200 FX 314.983.1300 WWW.BSWLLC.COM
A MEASURABLE DIFFERENCETM
Independent Auditors’ Report
Board of Managers
Alliance For Community Health LLC
d/b/a Mercy CarePlus
St. Louis, Missouri
We have audited the accompanying balance sheet of Alliance For Community Health LLC, d/b/a Mercy CarePlus (Company) as of December 31, 2006, and the related statements of income, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Brown Smith Wallace, LLC
December 20, 2007
MEMBER AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND MOORE STEPHENS NORTH AMERICA, INC
KNOWN INTERNATIONALLY AS MOORE STEPHENS BROWN SMITH WALLACE, LLC

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Balance Sheet
December 31, 2006

ASSETS

Current Assets
Cash and cash equivalents	$14,193,020
Certificates of deposit	6,051,860
Prepaid assets	219,601
Deferred taxes	388,095
Accounts Receivable:
Premiums	17,140,378
Health care	84,093
Interest	64,777

Total Current Assets	38,141,824

Furniture and Equipment, net	261,905

Goodwill	19,375,796

Non-Current Investments
Restricted investments	496,187
Long-term investments	1,645,000
Deposits	19,672

TOTAL ASSETS	$59,940,384

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$550,919
Claims payable	12,742,654
Accrued expenses and other current liabilities	1,108,874
Income taxes payable	1,584,292
Deferred taxes	20,891

Total Current Liabilities	16,007,630

Long-Term Deferred Taxes	251,885

Members’ Equity	43,680,869

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$59,940,384

The accompanying notes are an integral part of these financial statements.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Statement of Income
Year ended December 31, 2006

Revenues
Premium revenue	$124,454,390
Interest and other revenue	1,179,015

Total Revenues	125,633,405

Expenses
Medical and hospital	100,624,556
Reinsurance	217,074
Administration
Compensation and benefits	3,937,860
Purchased services	4,606,735
Marketing	429,135
Bad debt recovery, net	(281,040)
Occupancy and depreciation	324,854
General and administrative	967,709

Total Expenses	110,826,883

Income before income taxes	14,806,522

Income taxes
Current	4,787,337
Deferred	385,692

NET INCOME	$9,633,493

The accompanying notes are an integral part of these financial statements.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Statement of Changes to Members’ Equity
Year ended December 31, 2006

Balance at December 31, 2005	$10,878,564

Contributed capital	32,719,847

Distributions to Members	(9,551,035)

Net income	9,633,493

Balance at December 31, 2006	$43,680,869

The accompanying notes are an integral part of these financial statements.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Statement of Cash Flows
Year ended December 31, 2006

Cash from operating activities
Net income	$9,633,493
Adjustments to reconcile net income to net cash provided by operating activities:
Realized losses on disposal of furniture and equipment	2,609
Depreciation and amortization	87,144
Deferred income taxes	(115,319)
Amortization of discount on restricted assets	2,563
(Increase) decrease in operating assets:
Prepaid assets	(123,121)
Premiums receivable	(9,847,773)
Reinsurance receivable	111,252
Health care receivable	470,332
Deposits	(1,152)
Increase (decrease) in operating liabilities:
Accounts payable	233,873
Claims payable	5,458,076
Accrued expenses and other current liabilities	(100,036)
Accrued interest receivable	4,403
Income taxes payable	1,226,626

Net cash provided by operating activities	7,042,970

Cash from investing activities
Purchases of furniture and equipment	(150,425)
Proceeds from maturity of certificates of deposit	2,000,000
Purchases of certificates of deposit	(6,051,860)
Proceeds from maturity or sale of investments	4,848,617
Proceeds from maturity or sale of long-term investments	1,505,000

Net cash provided by investing activities	2,151,332

Cash from financing activities
Additions to contributed capital, net	13,344,051
Distributions to Members	(9,551,035)

Net cash provided by financing activities	3,793,016

Net increase in cash and cash equivalents	12,987,318

Cash and cash equivalents, at beginning of year	1,205,702

Cash and cash equivalents, at year end	$14,193,020

The accompanying notes are an integral part of these financial statements.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements
December 31, 2006

Note A – Summary of Significant Accounting Policies
Organization and Operations
Alliance For Community Health LLC, d/b/a Mercy CarePlus (the “Company”) is a prepaid health maintenance organization (HMO) providing health insurance to certain State of Missouri Medicaid and Children’s Health Insurance Program (CHIP) managed care participants in St. Louis, Missouri and certain surrounding counties and expanded into the Central and Western regions of Missouri on July 1, 2006. The Company was originally incorporated as a not-for-profit entity, Alliance for Community Health, Inc., on March 5, 1986; received a license to operate as an HMO in the State of Missouri on June 17, 1987; began operations as an HMO on September 1, 1995; and converted to a limited liability company (LLC) on August 16, 1996.
On May 28, 2004, ownership of the Company changed pursuant to a Definitive Agreement approved by the Department of Insurance of the State of Missouri. In accordance with the Agreement, the Company’s former Class A and Class B members transferred their ownership rights to CCP Acquisition Limited (CAL) and three executive members of management. Upon transfer, CAL became the sole Class A Member of the Company and the three executive members of management became Class B Members.
On May 17, 2006 CAL transferred its ownership interest in the Company to CCP Holdings, LLC (CH), an affiliate of CAL by common ownership.
On June 30, 2006, Mercy Health Plans, Inc. (MHP), contributed cash in the amount of $13,344,051 and goodwill in the amount of $19,375,796 to purchase a newly issued member interest in the Company. The goodwill was established to record the new members’ interest of the Company at the fair market value. The goodwill was calculated as the difference between the newly established fair market value of the Company and the value of the cash contributed by the new member. The Company obtained an independent qualified appraisal for the determinable market value before the merger was completed. As a result of the contribution, MHP obtained 50% ownership of the Company. The ownership percentages of the existing owners, CH and certain members of management (collectively), were reduced to 40.05% and 9.95%, respectively. CH remained the sole Class A Member, the three executive members of management remained the sole Class B Members and MHP become the sole Class C Member of Alliance for Community Health, LLC. Simultaneously, the Company’s “doing business as” changed from Community CarePlus to Mercy CarePlus.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note A – Summary of Significant Accounting Policies (Continued)
Organization and Operations (Continued)
As a result of the June 30, 2006, change in ownership, the Company has three classes of members: Classes A, B, and C. Voting rights are reserved for only Classes A and C. Class A receives priority in distributions over other classes.
On September 29, 2006, the Class C ownership interest of MHP was transferred to Sisters of Mercy Health System (SMHS), an affiliate of MHP.
At December 31, 2006, the Company had insured members of approximately 70,000.
The Company is structured as a network model HMO. As such, the Company has contracts with networks for physician and hospital services. Each member chooses a primary care physician (PCP) who is under contract with the Company. The Company has also negotiated contracts with hospitals, physician specialists, and other health care providers to satisfy the necessary medical care needs of its eligible members that extend beyond the level of care provided by the PCP. The Company has subcapitation agreements with some of its PCPs under the Medicaid program that are structured so that the PCP receives monthly payments based upon the number, age, and sex of members associated with the PCP. The Company also has subcapitation agreements with its network providers for mental health, transportation, dental, and vision services that are structured so that the respective providers receive monthly payments based upon the number of members enrolled with the Company.
The Company contracts with NovaSys Health Network, LLC (NovaSys) to provide third-party administrative services under a service agreement which provides for the Company to pay NovaSys a per member per month (PMPM) processing fee. Services provided by NovaSys include, but are not limited to claims and revenue processing, information systems, and management reporting systems. The initial term of the contract was from September 1, 1998 through August 31, 2001. The term of the current contract is October 1, 2005 through September 30, 2008.
Basis of Presentation
The Company’s financial statements are presented on the accrual basis of accounting in conformity with accounting standards generally accepted in the United States of America (GAAP).

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31,2006

Note A – Summary of Significant Accounting Policies (Continued)
Use of Estimates
The preparation of financial statements in conformity with accounting practices generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The Company’s most significant estimates relate to medical costs payable, revenues, contingent liabilities and asset valuations, allowances and impairments. These estimates are adjusted each period, as more current information becomes available. The impact of any changes in estimates is included in the determination of earnings in the period in which the estimate is adjusted. The following describes significant changes in estimates and their impact on 2006 net income and members’ equity:
Claims Payable:
1.	The actuarial assumption of the margin of error was 6% for the year ended December 31, 2006, based on historical experience.
Risks and Uncertainties
Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risk in the near term could materially affect the amounts reported in the financial statements.
Cash and Cash Equivalents
Cash and cash equivalents consists of cash on deposit with financial institutions, certificates of deposit with original or remaining maturities at purchase of three months or less, and overnight repurchase agreements, excluding amounts classified as restricted assets. The carrying amount approximates fair value because of the short maturities of these investments.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note A – Summary of Significant Accounting Policies (Continued)
Premiums Receivable
Premiums receivable are amounts due from the State of Missouri pursuant to the terms of the Medicaid Managed Care Contract. In addition, the Company is entitled to receive amounts from the Missouri Department of Social Services, Division of Medical Services, under the Supplemental Omnibus Budget Reconciliation Act (SOBRA), for reimbursement of the costs related to deliveries by eligible Medicaid and CHIP mothers. SOBRA reimbursements for Medicaid and CHIP deliveries were $3,503 and $3,894, respectively, for each delivery during the period from January 1, 2006 through June 30, 2006. The Company records the SOBRA reimbursement due as a premium receivable and recognizes the corresponding premium revenue in the period that the delivery occurs.
Included in premiums receivable are $34,919 related to SOBRA at December 31, 2006. As of December 31, 2006, SOBRA receivables are recorded net of related allowances of $0. The State of Missouri eliminated separate SOBRA payments for member births effective July 1, 2006.
Health Care Receivables
Health care receivables represent amounts owed to the Company for pharmaceutical rebates, as well as claim overpayment receivables. In April 2006, the Company entered into an agreement with the pharmacy benefit manager (“PBM”) whereby the PBM reduces direct pharmacy costs by an amount equal to a minimum guaranteed rebate amount. Therefore, as of December 31, 2006, there were no outstanding pharmaceutical rebate receivables.
Restricted Assets
Restricted assets consist of U.S. Treasury notes at December 31, 2006. Restricted assets are held on deposit with a financial institution to comply with applicable federal and state HMO regulations. The U.S. Treasury notes at December 31, 2006 are classified as held to maturity and carried at amortized cost, which approximates market value.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note A – Summary of Significant Accounting Policies (Continued)
Furniture and Equipment
Furniture and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are expensed in the period incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows: furniture and office equipment — five years, and computer hardware and software — three years to five years. Furniture and equipment consists of the following:

Cost
Furniture and office equipment	$319,222
Computer hardware	170,949
Computer software	124,947

Total cost	615,118

Accumulated depreciation	(353,213)

Furniture and equipment, net	$261,905

Depreciation expense for the year ended December 31, 2006 was $87,144.
Impairment of Long Lived Assets
The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. In the opinion of management, no such impairment existed at December 31, 2006.
Goodwill
As part of the capital transaction that occurred on June 30, 2006 (see Organization and Operations above), the Company has recorded Goodwill. In accordance with Statements of Financial Accounting Standards No. 142, goodwill is not amortized since it has an indefinite life. Instead, it is tested annually for impairment. During the year ended December 31, 2006, no impairment was identified.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note A – Summary of Significant Accounting Policies (Continued)
Claims Payable
Claims payable consists of case reserves for claims received and estimates of losses incurred but not reported on unpaid benefits. Estimates of losses incurred but not reported are actuarially determined based on prior experience modified for current trends as well as industry data to aid in this estimation process.
The following table sets forth an analysis of claims payable and provides a reconciliation of beginning and ending reserves as follows:

Net balance at beginning of year	$7,284,578
Incurred related to:
Prior year	(882,945)
Current year	101,507,498
Paid related to:
Prior year	(3,931,480)
Current year	(91,234,997)

Net balance at end of year	$12,742,654

Long-Term Investments
Long-term investments consist of municipal preferred bonds with maturities of greater than one year. These investments are recorded at cost, which approximates their market value at December 31, 2006.
Revenue Recognition
The Company recognizes premiums from the State of Missouri as income in the period to which health care coverage relates.
Medical and Hospital Expenses
Medical and hospital expenses represent amounts paid and payable to physicians, specialists, hospitals, and other health care providers for individual claims on which services have been performed. Such amounts include paid and pending claims and estimates of claims for services performed during the year which have not, as of the balance sheet date, been reported to the Company. The estimated cost of claims incurred but not reported is actuarially determined based on current membership statistics, current utilization, industry, and historical data.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note A – Summary of Significant Accounting Policies (Continued)
Medical and Hospital Expenses (Continued)
The Company contracts with certain PCPs and other providers to provide health, dental, and ancillary services to its members at contracted monthly PMPM capitation rates. Monthly capitation is paid currently in the month of service. As such, there is no capitation payable at December 31, 2006.
Advertising and Public Relations Expenses
The Company utilizes various types of nondirect-response advertising and methods. The costs related to advertising and public relations are expensed as incurred. As such there are no capitalized advertising or public relations costs as December 31, 2006. Related expenses incurred during the year ended December 31, 2006 were, $297,221.
Income Taxes
The Company qualifies as an insurance entity for federal and state income tax purposes. As an insurance entity, the Company is subject to corporate income taxes. Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing admitted assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those differences are expected to be recovered or settled.
To account for historic differences between deferred taxes on the Company’s books, which are kept on a basis of accounting other than generally accepted accounting principles (US GAAP), and an adjustment of $114,611 was made to reduce the opening balance of members’ equity.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note A - Summary of Significant Accounting Policies (Continued)
Recently Issued Accounting Standards
In September 2006, the FASB issued No. 157, “Fair Value Measurements” (“SFAS No. 157”), to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at measurement date (i.e., an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (i.e., observable inputs) and (b) the reporting of the entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (i.e., unobservable inputs). SFAS No. 157 becomes effective for the Company in its year ending December 31, 2008. The Company is currently evaluating the impact of the provisions of SFAS No. 157 on its financial statements.
Note B - Business and Credit Concentration
The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, and premiums receivable. The Company places its cash and cash equivalents with what management believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. At December 31, 2006, the Company does not anticipate nonperformance by its financial institutions.
With respect to premiums receivable, the Company conducts its business primarily under the Medicaid and CHIP managed care contracts with the related State of Missouri governmental agencies, and virtually all of the Company’s revenues are attributable to this contract. The Company’s cash flow is subject to the receipt of sufficient funding and timely payment by the applicable government entities. If the appropriate government agency does not receive sufficient appropriations to cover its contractual obligations, the Medicaid managed care contract may be terminated or the Company’s compensation may be deferred or reduced. Any deferral or reduction in payment could have a material adverse effect on the Company’s financial position, results of operations, or cash flows. In addition, the Company is dependent on a sufficient number of individuals to enroll in the Company’s plan.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note B - Business and Credit Concentration (Continued)
The failure of the Company to receive a sufficient number of such enrollees may also have a material adverse effect on the Company’s business, financial position, results of operations, and cash flows.
The Company’s Medicaid and CHIP managed care contracts are subject to renewal every three years. The Company’s current contract, which was effective July 1, 2006, is due for renewal on July 1, 2009. The renewal and financial terms of the contract are dependent upon many factors, including the quality and type of service provided, governmental budget constraints, changes in government or agency personnel, and priorities or philosophies of government agencies with respect to provision of services to various at-risk populations.
Government contracts generally are subject to audits, reviews, and investigations. These audits, reviews, and investigations typically involve a review of the contractor’s performance under the contract, its reported costs, and its compliance with applicable laws and regulations. In addition, the contract is subject to competitive bidding, and the State of Missouri may terminate its contract with the Company for cause and upon certain other specified conditions. The loss, or renewal on less favorable terms, of the State of Missouri Medicaid managed care contract could have a material adverse effect on the Company’s business, financial position, results of operations, and cash flows.
Note C - Reinsurance
The Company purchases, on a premium basis, reinsurance coverage from a commercial carrier, which limits the Company’s exposure on large dollar claims for medical services. The deductible under the reinsurance policy in force at December 31, 2006 includes a stop-loss provision for 90% of claimed eligible expenses in excess of $1,000,000 per member per year, based on the lesser of the Company’s contracted payments and billed charges.
Note D - Members’ Contributed Capital
As described in Note A: “Organization and Operations”, on June 30, 2006, Mercy Health Plans, Inc. (MHP), contributed cash in the amount of $13,344,051 and goodwill in the amount of $19 375,796 to purchase a newly issued member interest in the Company. These contributions were treated as additions to the Company’s contributed capital.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note D - Members’ Contributed Capital (Continued)
On May 1, 2006, the Company made a dividend distribution to its members in the amount of $421,754. A second distribution of $6,129,281 was made on June 30, 2006 as part of the closing of the capital transaction with MHP. A portion of this distribution in the amount of $2,828,424 was considered a return of capital and was charged against contributed capital, while the remaining balance of $3,300,857 was reported as a dividend distribution. On December 5, 2006, a third dividend distribution was made in the amount of $3,000,000.
Note E - Lease Commitments
The Company leases office space and equipment under noncancelable operating lease agreements which expire at various dates through 2009. Future minimum payments under noncancelable operating leases that have initial or remaining lease terms in excess of one year are as follows:

Years ending
December 31,
2007	$282,167
2008	280,501
2009	254,471

Total	$817,139

Rent expense during 2006 was $237,710.
Note F - Statutory Financial Information
Mercy CarePlus is subject to regulation by the Department of Insurance of the State of Missouri. Those regulations, in part, prescribe certain accounting methods for statutory purposes, which differ from GAAP. For statutory purposes, the Company follows National Association of Insurance Commissioners’ Statements of Statutory Accounting Principles (NAIC SSAP) as the basis of its accounting principles, as long as they do not contradict the statutes or regulations of the State of Missouri.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note F - Statutory Financial Information (Continued)
As of December 31, 2006, Mercy CarePlus’ statutory assets, statutory surplus, and statutory net income were as follows:

Statutory assets	$41,600,350

Statutory surplus	$4,143,669

Statutory net income	$9,400,622

The maximum amount of dividends which can be paid by Mercy CarePlus to its shareholders without prior approval of the Department of Insurance of the State of Missouri is equal to the lesser of 10% of statutory surplus as of the preceding calendar year-end or Mercy CarePlus’ net investment income from the previous year. All dividends must be paid from earned surplus.
As a condition for licensure by the Department of Insurance of the State of Missouri, the Company is required to maintain a minimum surplus of 2% of its prior fiscal year’s premium revenue, as defined by state statutes and regulations. The Company met the minimum surplus requirements of approximately $1,710,000 for the year ended December 31, 2006.
The most significant differences resulting from the financial statements under statutory accounting practices with GAAP, are as follows:
1.	Revenue is recorded net of amounts ceded to reinsurers rather than being presented on a gross basis for GAAP.

2.	Certain assets designated as nonadmitted assets (principally, prepaid expenses, deferred tax assets, furniture, equipment, and certain receivables) are charged directly to accumulated surplus.

3.	Deferred federal income taxes are provided for the tax effects of certain income and expense items recognized for income tax purposes in different years than for financial reporting purposes. The change in deferred tax asset or liability is reflected in surplus. GAAP requires the change to be reported in income. Admittance testing may result in a charge to capital and surplus for nonadmitted portions of the deferred tax asset. For GAAP reporting, a valuation allowance may be recorded against the deferred tax asset.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note F - Statutory Financial Information (Continued)
4.	The statutory statements of cash flow do not classify consistently with GAAP and a reconciliation of net income to net cash provided by operating activities is not provided.

5.	The statutory financial statements do not include a statement of comprehensive income.

6.	Cash and cash equivalents include cash and certificates of deposit in banks with maturity dates of one year or less from the acquisition date, as well as overnight repurchase agreements. Short-term investments include money market accounts and repurchase agreements with remaining maturities of one year or less at the time of acquisition. GAAP considers cash on hand and highly liquid investments with original maturities of three months or less, including money market accounts, to be cash and cash equivalents. GAAP considers investments with original maturities in excess of three months but less than one year to be temporary investments.

7.	If a reporting entity has multiple cash accounts, the net amount of all accounts shall be reported jointly. Cash accounts with positive balances shall not be reported separately from cash accounts with negative balances. GAAP permits reporting the net cash amount only if the legal right of offset exists.
The following tables set forth the differences between the Company’s net worth and net income as determined on a GAAP versus a statutory basis. The intangible asset component of the differences noted below was not audited in conjunction with these statutory financial statements.

Statutory net worth	$25,613,610
Assets non-admitted for statutory purposes	7,006,022
Intangible asset	18,200,271
Cumulative statutory amortization of intangible asset	117,552
Decrease in deferred tax asset for GAAP purposes	(7,371,905)
Increase in income tax expense net	115,319

GAAP net worth	$43,680,869

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note F - Statutory Financial Information (Continued)

Statutory net income	$9,400,622
Amortization of intangible asset	117,552
Increase in income tax expense net	115,319

GAAP net income	$9,633,493

The NAIC has established certain minimum risk-based capital (RBC) requirements for insurance enterprises. The NAIC’s RBC Model serves as a benchmark for the regulation of insurance companies by state insurance regulators. RBC provides for targeted surplus levels based on formulas which specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk, and are set forth in the RBC requirements. The amount determined under such formulas is called the Authorized Control Level RBC (ACL). The NAIC RBC requirements have not been adopted by the Department of Insurance of the State of Missouri (state within which the Company is domiciled). At December 31, 2006, the Company’s total adjusted capital was 634% of its ACL.
Note G - Income Taxes
Total income tax expense (benefit) was allocated as follows:

Current	$4,787,337
Deferred	385,692

Total	$5,173,029

Income tax expense (benefit) from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

Federal tax computed at a statutory rate	$5,182,283
Meals and entertainment	13,026
State income taxes	479,720
Other	(502,000)

$5,173,029

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note G - Income Taxes (Continued)
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

Deferred tax asset
Unpaid losses and LAE	$96,038
Accrued vacation pay	44,478
Allowance for uncollectible receivables	11,626
Accrued professional fees	52,879
Accrued bonuses	27,072
Other	156,002

Total gross deferred tax assets	388,095

Deferred tax liability
Depreciation	20,891
Intangible asset	251,885

Total gross deferred tax liability	272,776

Net deferred tax asset	$115,319

Note H - Related Party Transactions
Total medical and hospital claim payments made by the Company to the current Members and their affiliates during 2006 were $9,058,079.
Note I - Contingencies
The Company maintains insurance coverage for property, casualty, fidelity, directors’ and officers’ liability, and general and medical liability in amounts deemed adequate by its Board of Managers. The Company is subject to various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters would not have a material adverse effect on the Company’s financial position or liquidity.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note J - 401(k) Savings Plan
Mercy CarePlus sponsors a 401(k) Retirement Savings Plan (RSP) for employees. All active full-time employees who are age twenty-one or over and have completed three months of service are eligible for the RSP. Employees are able to contribute from 1% to 75% of their wages to the plan. In addition to employee contributions to the RSP, the Company matches the first 5% of the employee’s contribution. The Company’s matching contribution was $99,983 for the year ended December 31, 2006.
Note K - Non-Cash Transactions
During the year ended December 31, 2006, the following non-cash transaction occurred:
•	The merger described in Note A generated Goodwill in the amount of $19,375,796.
Note L - Supplemental Disclosure of Cash Flow Information
Cash paid during the year ended December 31, 2006:
Income taxes paid $ 4,064,796
Note M - Subsequent Events
On February 27, 2007, the Company received Amendment #003 to contract #C306118003, Medicaid Managed Care — Central, Eastern and Western regions, with the State of Missouri. The amended contract is for the period of July 1, 2006 through June 30, 2007, and calls for an increase in the fixed prices of the contract for performing the required services in accordance with the terms, conditions, and provisions of the contract. The contractor’s firm, fixed PMPM Net Capitation Rate for each Category of Aid (COA) Rate subgroup must not exceed the State’s Maximum Net Capitation Rate as listed in the contract. All other terms, conditions and provisions of the contract, including all prices, shall remain the same and apply hereto.
The contract amendment is retroactive to July 1, 2006 and, as a result of Amendment #003, the Company has recorded premiums receivable and corresponding revenue in the amount of $2,907,722 at December 31, 2006.

ALLIANCE FOR COMMUNITY HEALTH LLC
d/b/a MERCY CAREPLUS
Notes to Financial Statements – Continued
December 31, 2006

Note M - Subsequent Events (Continued)
On October 31, 2007, all of the ownership interests in the Company were sold to Molina Healthcare, Inc., a publicly traded corporation which operates government-sponsored health insurance plans in eight states. The sale was subject to the terms of a purchase agreement executed by the parties on September 6, 2007 and approved by the Missouri Department of Insurance, Financial Institutions and Professional Registration on October 22, 2007.
As part of this change in ownership of the Company, $3,840,382 was expensed during 2007. Approximately $3,500,000 of this amount was related to Class B Members’ employment agreements, which were terminated as part of the change in ownership.